EXHIBIT  3 (I)(A)

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                          MCGINNIS-POWELL & SONS, INC.
                          ----------------------------


     The undersigned person, acting as incorporator of a Corporation under the Montana Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

     ARTICLE  I.  The  name  of  the Corporation is McGinnis-Powell & Sons, Inc.

     ARTICLE  II.  The period of  the Corporation's duration shall be perpetual.

     ARTICLE III. The purpose for which this Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Montana Business Corporation Act.

     ARTICLE IV. The aggregate number of shares the Corporation shall have authority to issue is 100, which shares shall be of one class of stock of no par value.

     ARTICLE V. The address of the initial registered office of the Corporation is 1827 Agnes, Missoula, Montana 59801; and the name of its initial registered agent at such address is Jerry McGinnis.

     ARTICLE VI. The number of directors constituting the initial board of directors of the Corporation is one, and the name and address of that person who will serve until the first annual meeting of the shareholders or until his successor is elected and qualifies are:

                                 Jerry McGinnis
                                   1827 Agnes
                               Missoula, MT  59801

Although the initial board of directors is comprised of one person, the board of directors shall have the authority to change the number of directors and their qualifications by adoption and amendment of the bylaws.

     ARTICLE VII. The name and address of the incorporator of the Corporation are Alan L. Joscelyn, 301 First National Bank Building, P.O. Box 1715, Helena, Montana 59624.

     ARTICLE VIII. The Board of Directors of the Corporation shall have the authority to adopt bylaws for the regulation of the internal affairs of the Corporation.

     IN WITNESS WHEREOF, the undersigned incorporator has subscribed his name to these Articles of Incorporation, in duplicate, this 28th day of July, 1983.


                              /s/  Alan  L.  Joscelyn
                              -----------------------

STATE  OF  MONTANA          )
                         )  ss.
County  of  Lewis  and  Clark          )

     On this 28th day of July, 1983, before me, the undersigned, a Notary Public in and for the State of Montana, personally appeared Alan L. Joscelyn, of Helena, Montana, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation and acknowledged to me that he executed the same as the incorporator thereof.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal on the day and year first-above written.


                         /s/  Daniel  C.  Murphy
                         -----------------------
                         NOTARY  PUBLIC  FOR  THE  STATE  OF  MONTANA
(Notarial  Seal)                    Residing  at:  Helena,  Montana  59601
                         My  commission  expires:  December  7,  1983

EXHIBIT 3 (I)(B)
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          MCGINNIS-POWELL & SONS, INC.

                     _______________________________________

     1. Article I of the Articles of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

          The  name  of  the  Corporation is:  Missouri River Gold and Gem Corp.

     2. Article IV of the Articles of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

     The aggregate number of shares the Corporation shall have authority to issue is fifty million (50,000,000) shares of common stock, par value $0.001 per share. Upon thee adoption of this Article IV, each issued share of common stock, without par value, shall automatically be converted into 95,409 shares of common stock, par value $0.001 per share.

     3. The date of the adoption of the Amendments by the shareholders of the Corporation was September 17, 1984.

     4. There are one hundred (100) shares of common stock of the Corporation outstanding, fifty (50) of which are held by Jerry McGinnis and fifty (50) of which are held by John A. Powell.

     5. All outstanding shares were voted in favor of the above amendments. Hereinafter the Corporation shall be known as Missouri River Gold and Gem Corp.

     DATED  this  17th  day  of  September,  1984.


                              /s/  Jerry  McGinnis,  President
                              --------------------------------


ATTEST:


/s/  John  A.  Powell,  Secretary
---------------------------------


SEAL
----

EXHIBIT  3(I)(C)

                       RESTATED ARTICLES OF INCORPORATION
                       ----------------------------------
                                       OF
                                       --
                      AMERICAN DENTAL PRODUCTS CORPORATION
                      ------------------------------------
                  (FORMERLY MISSOURI RIVER GOLD AND GEM CORP.)

                                    ARTICLE I
                                    ---------

     The  name  of  the  Corporation  is  American  Dental Products Corporation.

                                   ARTICLE II
                                   ----------

     The  period  of  the  Corporation's  duration  shall  be  perpetual.

                                   ARTICLE III
                                   -----------

     The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Montana Business Corporation Act.

                                   ARTICLE IV
                                   ----------

     The aggregate number of shares the Corporation shall have authority to issue is fifty million (50,000,000) shares of common stock, par value $0.001 per share. Upon the adoption of these Restated Articlesof Incorporation, eash issued share of common stock, par value$0.001 pershare, shall automatically be reclassified as an converted into one-twentieth (1/20th) of a share of common stock, par value $0.001 per share.

                                    ARTICLE V
                                    ---------

     The address of the registered office of theCorporation on the date of adoption of these Restated Articles of Incorporation is 301 First National Bank Building, Helena, Montana 59601; and the name of its registered agent at such address on such date is CSC of Montana, Inc.

                                   ARTICLE VI
                                   ----------

     The Board of Directors of the Corporation shall have the authority to adopt bylaws for the regulation of the internal affairs of the Corporation.

                                   ARTICLE VII
                                   -----------

     On the date of adoption of these Restated Articles of Incorporation, the Corporation was authorized to issue fifty million (50,000,000) shares of common stock, par value $0.001 per share, of which eleven million six hundred eighty-seven thousand five hundred forty-eight (11,687,548) shares were issued and thirty-eight million three hundred twelve thousand four hundred fifty-two (38,312,452) shares were unissued.

                                  ARTICLE VIII
                                  ------------

     These Restated Articles of Incorporation supercede the heretofore existing Articles of Incorporation and all amendments thereto heretofore adopted.

     EXECUTED on behalf of the above referenced corporation this 7th day of August, 1986.

                              /s/  Jerry  McGinnis,  President
                              --------------------------------

                              /s/  John  A.  Powell,  Secretary
                              ---------------------------------


07/31/86
--------

FTB  5

EXHIBIT  3(I)(D)
                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      AMERICAN DENTAL PRODUCTS CORPORATION

Allan  G.  Holms  and  Laura  Alsaker  do  hereby  certify  as  follows:

     1. They are the President and Secretary, respectively, of AMERICAN DENTAL PRODUCTS CORPORATION, a Montana corporation
               ("Corporation").

     2. The following Amendment to the Articles of Incorporation of this Corporation was adopted by the Unanimous Written Consent of the Board of Directors of this Corporation and was authorized in writing by the sole shareholder of the Corporation on February 8, 1990:

            Article I in the Articles of Incorporation is hereby amended to read as follows: "The name of this Corporation is

                       Missouri River  and  Gold  Gem  Corp."

          3. That the Corporation has 2,938,115 shares outstanding and entitled to vote on the question of the amendment; that all 2,938,115 shares voted in favor of the amendment and no shares voted against the amendment.

     We further declare under penalty of perjury under the laws of the State of Montana that the matters set forth in this Certificate are true and correct of our own knowledge.

          WITNESS  our  signature  this  26th  day  of  May,  1990.

                                   /s/  Allan  G.  Holms,  President
                                   ---------------------------------

                                   /s/  Laura  Alsaker,  Secretary
                                   -------------------------------